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                                                                       Exhibit 5

                             Katten, Muchin & Zavis
                                 525 W. Monroe
                            Chicago, Illinois 60661
                                (312) 902-5200



                               November 18, 1996



     Platinum technology, inc.
     1815 South Meyers Road
     Oakbrook Terrace, Illinois  60181

          Re:  462(b) Registration Statement on Form S-3
               -----------------------------------------

     Ladies and Gentlemen:


          We have acted as counsel for PLATINUM technology, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "462(b) Registration Statement") with the Securities and Exchange Commission pursuant to rule 462(b) under the Securities Act of 1933, as amended. The 462(b) Registration Statement relates to the Company's public offering (the "Offering") of up to $17,250,000 in principal amount of the Company's 6 3/4% convertible subordinated notes (the "Notes"), including up to $2,250,000 in principal amount of Notes issuable upon exercise of the Underwriters' over-allotment option (collectively, the "Notes"), and the shares of the Company's common stock, .001 par value per share (including preferred stock purchase rights), which may be issued upon conversion of the Notes (the "Conversion Shares").

          In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the 462(b) Registration Statement, (b) the Company's Registration Statement on Form S-3 (File No. 333-15421), as amended, (c) the Restated Certificate of Incorporation of the Company, as amended, (d) the By-Laws of the Company, (e) resolutions adopted by the Board of Directors of the Company, (f) the Indenture between the Company and American National Bank and Trust Company of Chicago, as Trustee (the "Indenture"), dated November 18, 1996, relating to the Notes, (g) the form of Notes attached as Exhibit A to the Indenture, and (h) the Underwriting Agreement dated November 18, 1996 between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC.

          In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the Offering as contemplated by the 462(b) Registration Statement have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.
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     November 18, 1996
     Page 2


          Based upon and subject to the foregoing, it is our opinion that:

          (1) The $17,250,000 in principal amount of Notes covered by the 462(b) Registration Statement (including the up to $2,250,000 in principal amount of Notes issuable upon exercise of the Underwriters' over-allotment option), when issued by the Company pursuant to the Indenture, will be legally issued, and binding obligations of the Company under the terms of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury; and

          (2) The Conversion Shares, when issued by the Company upon the conversion of outstanding Notes in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and non-assessable.

          Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

          We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the 462(b) Registration Statement and to use of this opinion for filing as Exhibit 5 to the 462(b) Registration Statement.

                                         Very truly yours,


                                         /s/ KATTEN MUCHIN & ZAVIS
                                         KATTEN MUCHIN & ZAVIS